Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

August 28, 2020

Yum China Holdings, Inc.

7100 Corporate Drive

Plano, Texas 75024

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Yum China Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that, with respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective

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Yum China Holdings, Inc.

August 28, 2020

under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor (in an amount not less than the par value thereof) or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor (in an amount not less than the par value thereof).

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Common Stock:

(i) the Common Stock being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iii) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yum China Holdings, Inc.

August 28, 2020

Very truly yours,

/s/ Sidley Austin LLP